Exhibit 5

                                LAW OFFICES
                    WOLF, BLOCK, SCHORR AND SOLIS-COHEN
                      TWELFTH FLOOR PACKARD BUILDING
                   S.E. CORNER 15TH AND CHESTNUT STREETS
                       PHILADELPHIA, PA  19102-2678
                               (215) 977-2000
                        FACSIMILE:  (215) 977-2334

                             November 5, 1996


Berger Holdings, Ltd.
805 Pennsylvania Boulevard
Feasterville, PA 19053


       Re:  Registration Statement on Form S-3
            ----------------------------------

Gentlemen:

       As counsel for Berger Holdings, Ltd., a Pennsylvania corporation (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") in connection with the proposed offer and sale, from time to time, of up to 1,061,000 shares of the Common Stock, $0.01 par value (the "Common Shares") of the Company by certain holders (the "Selling Shareholders") of the Common Shares, options to purchase the Common Shares (the "Options") and warrants to purchase the Common Shares (the "Warrants").

       In connection therewith, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments, documents and matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

       In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

       Based upon the foregoing, it is our opinion that:

       The currently outstanding Common Shares held by the Selling Shareholders have been legally issued and are fully paid and non-assessable. When and if Common Shares issuable upon exercise of the Options and Warrants held by the Selling Shareholders are issued in accordance with the terms of the Options or Warrants, as applicable, such Common Shares will be legally issued, fully paid and nonassessable.

       We hereby consent to the reference to our firm in the Registration Statement under the Prospectus caption "Legal Opinions" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations thereunder.

                            Very truly yours,


                            WOLF, BLOCK, SCHORR AND SOLIS-COHEN

                            Wolf, Block, Schorr and Solis-Cohen